                              STATE OF DELAWARE

                           CERTIFICATE OF FORMATION
                                      OF
               Oppenheimer Master International Value Fund, LLC
                         A Limited Liability Company

FIRST:     The name of the limited  liability company is:  Oppenheimer  Master
           International Value Fund, LLC.

SECOND:    The  registered  office of this  limited  liability  company in the
           State of  Delaware is located at  Corporation  Trust  Center,  1209
           Orange  Street,  Wilmington,   Delaware  19801.  The  name  of  its
           registered agent at such address is The Corporation Trust Company.

THIRD:     The name and business address of the Adviser is:

                  OppenheimerFunds, Inc.
                  Two World Financial Center
                  225 Liberty Street, 11th Floor
                  New York, New York 10281-1008

FOURTH:    This Certificate of Formation shall be effective upon filing.

IN  WITNESS  WHEREOF,  the  undersigned,  the  Adviser of  Oppenheimer  Master
International  Value Fund, LLC, has executed,  signed,  and acknowledged  this
Certificate of Formation this 10th day of January, 2008.

                                    OppenheimerFunds, Inc.

                                    By:   /s/Kathleen T. Ives
                                       Name: Kathleen T. Ives
                                       Title: Vice President & Assistant
                                       Secretary